UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

On March 31, 2008, STERIS (the “Company”) announced that it has initiated a program to enhance profitability and improve efficiency by generating annualized operating expense savings of approximately $30 million. As a result of the program, the Company will incur a pre-tax charge of approximately $15 million during the quarter ending March 31, 2008, primarily related to severance benefits and asset write downs. The Company anticipates realizing approximately 50% to 70% of the identified operating expense savings during its fiscal year ending March 31, 2009 and will provide additional detail on expected fiscal 2009 performance in its earnings announcement scheduled for May 7, 2008. A copy of the press release announcing this program is attached hereto as Exhibit 99.1.

Although the Company has an overall estimate of the costs that will be incurred, it cannot in good faith make a determination at this time of the estimated charges broken down by each of the categories noted above and will provide such information in a subsequent amendment to this Current Report on Form 8-K.

Item 2.05 of this Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated costs relating to reduction in management layers, elimination of redundancies, consolidation of functions, and a reduction in indirect overhead expenses through the reduced consumption of goods and services and the consolidation of service providers. In particular, all of the costs in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the severance benefits and asset write downs. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by STERIS Corporation on March 31, 2008 regarding the Initiation of an Expense Reduction Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ Mark D. McGinley
Mark D. McGinley
Senior Vice President, General Counsel, and Secretary

Date: April 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by STERIS Corporation on March 31, 2008 regarding the Initiation of an Expense Reduction Program

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